Exhibit 3.1
                                                                     -----------

                        CERTIFICATE OF RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                         PROVECTUS PHARMACEUTICALS, INC.

                  ---------------------------------------------

     Pursuant to the  provisions  of Nevada  Revised  Statutes ss.  78.403,  the

undersigned   corporation,   by  its  duly  elected  President   thereunto  duly

authorized, hereby certifies that:

     1.   The  name  of  the  corporation  (the   "Corporation")   is  Provectus
          Pharmaceuticals, Inc.

     2. The Articles of Incorporation of the Corporation were filed on April 2, 2002; and Articles of Merger of Provectus Pharmaceutical, Inc., a Colorado corporation, into the Corporation were filed on April 2, 2002; and Articles of Amendment to the Articles of Incorporation of the Corporation were filed on April 23, 2002; and Articles of Amendment to the Articles of Incorporation of the Corporation were filed on June 2, 2003.

     3. Pursuant to N.R.S. ss. 78.403, resolutions were adopted by the Board of Directors of the Corporation setting forth Restated Articles of Incorporation to restate and further amend the Articles of Incorporation of the Corporation, as amended, at a meeting held on March 24, 2003 pursuant to notice.

     4. The Articles of Incorporation of the Corporation, as amended, hereby are restated to read as set forth commencing on the following page, and such restatement correctly sets forth the text of the Articles of Incorporation of the Corporation as amended to the date hereof.


     IN  WITNESS  WHEREOF,  the  Corporation,  by its duly  elected  and  acting

President  thereunto duly  authorized,  has executed this Certificate as of June

20, 2003.

                                      /s/ Timothy C. Scott
                                      ------------------------------------------
                                      Timothy C. Scott, Ph.D., President


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       Restated Articles of Incorporation
                                       of
                         Provectus Pharmaceuticals, Inc.

                -------------------------------------------------


                                    1. Name

     The name of the Corporation is:

                         Provectus Pharmaceuticals, Inc.

                                   2. Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada General Statutes.

                   3. Registered Office and Registered Agent

     The address of the Corporation's registered office in the State of Nevada is 502 E. John St. #E, Carson City, Nevada 89706-3078. The name of its registered agent at such address is CSC Services of Nevada, Inc.

                                  4. Directors

4.1. Number of Directors

     The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

4.2. Liability of Directors

     Directors shall not have personal liability to the Corporation or the Corporation's stockholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for (i) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (ii) unlawful distributions. If Chapter 78 of the Nevada General Statutes is amended after the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Chapter 78 of the Nevada General Statutes, as so amended. Any repeal or modification of this Section 4.2 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

5.   Stock

     The total number of shares which the Corporation shall have authority to issue is One Hundred Twenty-Five Million (125,000,000) shares of stock, of which One Hundred Million (100,000,000) shares shall be designated as common shares, par value $.001 per share ("Common Shares"), and Twenty-Five Million (25,000,000) shares shall be designated as preferred shares, par value $.001 per share ("Preferred Shares").

5.1. Common Shares

     Every shareholder holding Common Shares shall be entitled to one vote for each Common Share standing in his, her or its name on the books of the Corporation at the time of any regular or special meeting. Subject to the

--------------------------------------------------------------------------------

                                              RESTATED ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------
rights, preferences and limitations of any series of Preferred Shares that may be designated pursuant to Section 5.2, holders of Common Shares shall be entitled to receive the net assets of the Corporation upon dissolution and to receive any dividends which may be declared from time to time.

5.2. Preferred Shares

     Subject to the limitations and in the manner provided by law, Preferred Shares may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized to establish and designate series of Preferred Shares, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include without limitation the authority to determine the following:

     (a) The designation of such series;

     (b) The number of shares initially constituting such series;

     (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

     (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Corporation) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of Preferred Shares ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full;

     (e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

     (f) The amount payable on the shares of such series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Shares and the right to have more than one vote per share;

     (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

     (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

     (j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be affected solely by the Corporation or the holder; and

     (k) Any other relative rights, preferences and limitations.

                                                 PROVECTUS PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------

                                              RESTATED ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------


                               6. Indemnification

6.1. Mandatory Indemnification

     The Corporation shall indemnify, to the fullest extent now or hereafter permitted by Nevada law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or a member of any committee of the Board of Directors of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director officer, partner, trustee, employee or agent; against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.4, the Corporation shall indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2. Permissive Indemnification

     The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the directors, in their discretion, may determine.

6.3. Payment of Expenses

     Expenses, including attorneys' fees, incurred by a director or officer of the Corporation in defending any proceeding referred to in Section 6.1 shall be paid by the Corporation, in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section 6, which undertaking may be secured or unsecured, at the discretion of the Corporation.

6.4. Action to Compel Payment

     If a claim under Section 6.1 is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in party, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Chapter 78 of the Nevada General Statutes for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada General Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.5. Non-Exclusive Remedy

     The indemnification and advancement of expenses provided under this Section 6 shall not be deemed exclusive of any other rights to which those seeking

                                                 PROVECTUS PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
indemnification or advancement of expenses may be entitled under any law, these Articles of Incorporation, the Bylaws of the Corporation, any agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding office.

6.6. Contractual Obligation

     This Section 6 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation, or individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, who serves in such capacity at any time while this Section 6 is in effect. No repeal, amendment or other modification of this
Section 6 shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

6.7. Savings Clause

     If this Section 6 or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Section 6 that shall not have been invalidated or found unenforceable, or by any other applicable law.

6.8. Insurance

     The Corporation may maintain insurance, at its expense, to protect itself and on behalf of any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 78 of the Nevada General Statutes.

6.9. Interpretation

     This Section 6 shall be interpreted to allow indemnification of Directors and officers to the fullest extent allowable under Chapter 78 of the Nevada General Statutes, as amended from time to time.

                            7. Controlling Interest

     The provisions of Nevada Revised Statutes ss.ss. 78.378 to 78.3793 inclusive shall not be applied to any acquisition of a controlling interest in the Corporation.

                                   8. Bylaws

     In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, or repeal Bylaws of the Corporation by the vote of a majority of the directors present at any regular or special meeting of the Board or by written consent. The stockholders of the Corporation may not adopt, amend, or repeal any Bylaw unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 8 as a single class.


                                                 PROVECTUS PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                                       4